EXHIBIT (g)
                                                                     -----------
                                CUSTODY AGREEMENT


     This AGREEMENT, dated as of September 30, 2003, by and between the Agile Funds, Inc. (the Corporation), a business corporation organized under the laws of the State of Maryland, acting for and on behalf of Agile Multi-Strategy Fund (the "Fund"), a series of Agile Funds, Inc., which is operated and maintained by the Corporation for the benefit of the holders of shares of the fund(s), and U.S. BANK, N.A., (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, the Corporation desires that the Fund's Securities and cash be held and administered by the Custodian pursuant to this Agreement;

     WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Custodian hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Directors to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Directors, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "Board of Directors" shall mean the Directors from time to time serving under the Corporation's Articles of Incorporation , as from time to time amended.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR
Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.


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     1.4 "Business Day" shall mean any day recognized as a settlement day by The
New York Stock Exchange, Inc. and any other day for which the Corporation computes the net asset value of Shares of the Fund.

     1.5 "Fund Custody Account" shall mean any of the accounts in the name of the Corporation, which is provided for in Section 3.2 below.

     1.6 "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.7 "Officer" shall mean the Chairman, President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Corporation.

     1.8 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business; and (iii) orally confirmed by the Custodian. The Corporation shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Corporation. If Oral Instructions vary from the Written Instructions, which purport to confirm them, the Custodian shall notify the Corporation of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.9 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.10 "Securities Depository" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Directors, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 as amended (the "1934 Act"), which acts as a



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


system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.11 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.12 "Shares" shall mean, with respect to the Fund, the units of beneficial interest issued by the Corporation on account of the Fund.

     1.13 "Sub-Custodian" shall mean and include (i) any branch of a "U.S. Bank," as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of assets of the Fund based on the standards specified in Section 3.3 below. Such contract shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(iv) that adequate records will be maintained identifying the assets as belonging to the Fund or as being held by a third party for the benefit of the Fund; (v) that the Fund's independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Fund will receive periodic reports with respect to the safekeeping of the


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


Fund's assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing assets held for the benefit of the Fund. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Fund assets as the specified provisions, in their entirety.

     1.14 "Written Instructions" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Directors, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                                   ----------

                            APPOINTMENT OF CUSTODIAN
                            ------------------------

     2.1 Appointment. The Corporation hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Fund at any time during the period of this Agreement.

     2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

     2.3 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of this Agreement to the Custodian by the Corporation:

          a. A copy of the Articles of Incorporation certified by the Secretary;

          b. A copy of the By-Laws of the Corporation certified by the Secretary;

          c. A copy of the resolution of the Board of Directors of the Corporation appointing the Custodian, certified by the Secretary;

          d.   A copy of the then current Prospectus of the Fund; and



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


          e. A certification of the President and Secretary of the Corporation setting forth the names and signatures of the current Officers of the Corporation and other Authorized Persons.

     2.4 Notice of Appointment of Dividend and Transfer Agent. The Corporation agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of the Fund.

                                   ARTICLE III
                                   -----------

                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

     3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of the Fund (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

     3.2 Fund Custody Accounts. As to the Fund, the Custodian shall open and maintain in its Trust department a custody account in the name of the Corporation coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

     3.3 Appointment of Agents.

     (a) In its discretion, the Custodian may appoint one or more Sub-Custodians to act as Securities Depositories or as sub-custodians to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine, provided, however, that the appointment of any such agents and maintenance of any Securities and cash of the Fund shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

     (b) If, after the initial approval of Sub-Custodians by the Board of Directors in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of the Fund, it will so notify the Corporation and provide it with information reasonably necessary to determine any such new Sub-Custodian's eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Sub-Custodian. The Corporation shall at the meeting of the Board of Directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

     (c) The Agreement between the Custodian and each Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule
17f-5(a)(1)(iii).

     (d) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Directors of the placement of the Securities and cash of the Fund with a particular Sub-Custodian and of any material changes in the Fund's arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Fund from any Sub-Custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

     (e) With respect to its responsibilities under this Section 3.3, the Custodian hereby warrants to the Corporation that it agrees to exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with each Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, and internal controls, for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants; and (iv) whether the Fund will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

     (f) The Custodian shall establish a system to monitor the appropriateness of maintaining the Fund's assets with a particular Sub-Custodian and the contract governing the Fund's arrangements with such Sub-Custodian.

     3.4 Delivery of Assets to Custodian. The Corporation shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash, or other assets until actually received by it.

     3.5 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

         (a) Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Corporation shall deliver to the Custodian a resolution of the Board of Directors , certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

         (b) Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

         (c) The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to such Fund.

         (d) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.

         (e) The Custodian shall provide the Corporation with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

         (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Corporation for any loss or damage to the Fund resulting (i) from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above or any of its or their employees, or (ii) from failure of the Custodian or any such Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Corporation shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     3.6 Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

         (a) For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian appointed pursuant to Section 3.3 above) of such Securities registered as provided in Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such Sub-Custodian) of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Corporation and a bank which is a member of the Federal Reserve System or between the Corporation and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository with such Securities;

         (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7;

         (c) For the payment of any dividends or capital gain distributions declared by the Fund;

         (d) In payment of the redemption price of Shares as provided in Section
5.1 below;

         (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, Corporation and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

         (f) For transfer in accordance with the provisions of any agreement among the Corporation, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

         (g) For transfer in accordance with the provision of any agreement among the Corporation, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

         (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

         (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     3.7 Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

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         (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

         (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.5 above;

         (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any Sub-Custodian appointed pursuant to Section
3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

         (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

         (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

         (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

         (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities, and cash, if any, are to be delivered to the Custodian;

         (i) For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Corporation shall have specified to the Custodian in Proper Instructions;

         (j) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Corporation, but only against receipt by the Custodian of the amounts borrowed;

         (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Corporation;

         (l) For delivery in accordance with the provisions of any agreement among the Corporation, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

        (m) For delivery in accordance with the provisions of any agreement among the Corporation, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund; or

         (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Directors, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     3.8 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Corporation, the Custodian shall with respect to all Securities held for the Fund:

         (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

         (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

         (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

         (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

         (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Corporation at such time, in such manner and containing such information as is prescribed by the IRS;

         (f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

         (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

     3.9 Registration and Transfer of Securities. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Fund may be registered in the name of such Fund, the Custodian, or any Sub-Custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The Corporation shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

     3.10 Records. (a) The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for the Fund, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting
(A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; and
(iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Corporation shall reasonably request, or as may be required by the 1940 Act, including, but not limited to,
Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder, (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Corporation and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Corporation and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Corporation and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

     3.11 Fund Reports by Custodian. The Custodian shall furnish the Corporation with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Corporation with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for the Fund under this Agreement.

     3.12 Other Reports by Custodian. The Custodian shall provide the Corporation with such reports, as the Corporation may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above.

     3.13 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of the Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Corporation such proxies, all proxy soliciting materials and all notices relating to such Securities.

     3.14 Information on Corporate Actions. The Custodian shall promptly deliver to the Corporation all information received by the Custodian and pertaining to Securities being held by the Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Corporation desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Corporation shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Corporation will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV
                                   ----------

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                  --------------------------------------------

     4.1 Purchase of Securities. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying
(a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

     4.2 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

     4.3 Sale of Securities. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4 Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

     4.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the

Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

     4.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Corporation to facilitate the settlement of the Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V
                                    ---------

                            REDEMPTION OF FUND SHARES
                            -------------------------

     5.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Corporation may designate with respect to such amount in such Proper Instructions.

     5.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VI
                                   ----------

                               SEGREGATED ACCOUNTS
                               -------------------

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

     (a) In accordance with the provisions of any agreement among the Corporation, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

     (b) For purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund, which constitute collateral for loans of Securities made by the Fund,

     (c) For purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

     (d) For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. Each segregated account established under this Article VI shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.

                                   ARTICLE VII
                                   -----------

                            CONCERNING THE CUSTODIAN
                            ------------------------

     7.1 Standard of Care. The Custodian shall use its best efforts and shall act in good faith in carrying out its obligations under this Agreement, and shall be without liability to the Corporation or the Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from gross negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability (except in the case of gross negligence, bad faith or willful misconduct) for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Corporation of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Corporation or the Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Corporation's charter documents or By-Laws, or its investment objectives and policies as then in effect.

     7.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     7.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     7.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

     7.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

     7.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     7.7 Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Corporation to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Corporation may from time to time request to enable the Corporation to obtain, from year to year, favorable opinions from the Corporation's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Corporation's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Corporation of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

     8.1 Indemnification by Corporation. The Corporation shall indemnify and hold harmless the Custodian and any Sub-Custodian appointed pursuant to Section
3.3 above, and any nominee of the Custodian or of such Sub-Custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly
(a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such Sub-Custodian (i) at the request or direction of or in reliance on the advice of the Corporation, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a Sub-Custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such Sub-Custodian's negligence, bad faith or willful misconduct. The indemnification herein shall survive the termination of this Agreement.

     8.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Corporation from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising from the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 3.3 above, or any nominee of the Custodian or of such Sub-Custodian. The indemnification provided for herein shall survive the termination of this Agreement.

     8.3 Indemnity to be Provided. If the Corporation requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Corporation shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

     8.4 Security. If the Custodian advances cash or Securities to the Fund for any purpose, either at the Corporation's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should the Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund and to dispose of other assets of the Fund to the extent necessary to obtain reimbursement or indemnification.

                                   ARTICLE IX
                                   ----------

                           COMPLIANCE WITH RULE 17f-7
                           --------------------------

     9.1 The Custodian shall, for consideration by the Corporation, provide an analysis in accordance with Rule 17f-7(a)(1)(i)(A) under the 1940 Act of the risks associated with maintaining the Fund's foreign assets with each Securities Depository used by the Custodian as of the date hereof (or , in the case of a

Securities Depository not used by the Custodian as of the date hereof, prior to the initial placement of the Fund's foreign assets at such Securities Depository) and at which any foreign asset of the Fund are held or are expected to be held. The Custodian will also inform the Corporation whether holding assets in a particular Securities Depository is voluntary or compulsory. In connection with the foregoing, the Corporation shall notify the Custodian of any Securities Depositories at which it does not choose to have its foreign assets held. The Custodian shall monitor the custody risks associated with maintaining the Fund's foreign assets at each such Securities Depository on a continuing basis and shall promptly notify the Corporation or its investment adviser of any material changes in such risks.

          9.2 The Custodian shall exercise such reasonable care, prudence and diligence in performing the requirements of Rule 17f-7 under the 1940 Act or, as applicable, in selecting a sub-custodian that will perform the requirements of Rule 17f-7, as a professional custodian having responsibility for safekeeping of foreign assets or delegating such function to a sub-custodian would exercise.

          9. 3 Based on the information available to it in the exercise of reasonable care, prudence, and diligence, the Custodian or its designated sub-custodian shall determine the eligibility under Rule 17f-7 of each depository and shall promptly advise the Corporation if any such depository ceases to be eligible.

                                    ARTICLE X
                                    ---------

                    FORCE MAJEURE; DISASTER RECOVERY SYSTEMS
                    ----------------------------------------

     10.1 Force Majeure. Neither the Custodian nor the Corporation shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

     10.2 Disaster Recovery Systems. The Custodian shall maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided. The Custodian shall, at no additional expense to the Fund take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures.

                                   ARTICLE XI
                                   ----------

                          EFFECTIVE PERIOD; TERMINATION
                          -----------------------------

     11.1 Effective Period. This Agreement shall become effective as of its execution or when the Fund commences operations and shall continue in full force and effect until terminated as hereinafter provided.

     11.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Directors , the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Corporation shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Corporation may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     11.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Corporation on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or Trust company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or Trust company all Securities of the Funds held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or Trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII
                                   -----------

                            COMPENSATION OF CUSTODIAN
                            -------------------------

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Corporation and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit C attached hereto.

                                  ARTICLE XIII
                                  ------------

                             LIMITATION OF LIABILITY
                             -----------------------

     It is expressly agreed that the obligations of the Corporation hereunder shall not be binding upon any of the Corporations, shareholders, nominees, officers, agents or employees of the Corporation personally, but shall bind only the property of the Corporation as provided in the Corporation's Articles of Incorporation, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Corporation, and this Agreement has been signed and delivered by an authorized officer of the Corporation, acting as such, and neither such authorization by the Corporation nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Corporation as provided in the above-mentioned Corporation's Articles of Incorporation.

                                   ARTICLE XIV
                                   -----------

                                     NOTICES
                                     -------

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name hereinbelow:

          To the Corporation:

          Agile Funds, Inc.
          4141 Arapahoe Avenue, Suite 207
          Boulder, CO  80303
          Telephone:  (303) 440-6500
          Facsimile:   (303) 440-9712


          To Custodian:

          U.S. Bank, N.A.
          425 Walnut Street, M.L. CN-WN-06TC
          Cincinnati, Ohio   45202
          Attention:  Institutional Trust & Custody
          Telephone:  (513) 632-____
          Facsimile:   (262) 790-____

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal, and magnetic tape.

                                   ARTICLE XV
                                   ----------

                                  MISCELLANEOUS
                                  -------------

     15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     15.2 References to Custodian. The Corporation shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Corporation shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     15.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     15.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     15.5 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     15.6 Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     15.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

     15.8 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:


______________________________   By:_____________________________



ATTEST:                                 U.S. BANK, N.A.


______________________________   By:____________________________
                                    Marc Nicolay
                                    President/CEO
                                    Agile Funds, Inc.

                                    EXHIBIT A

                               AUTHORIZED PERSONS


     Set forth below are the names and specimen signatures of the persons authorized by the Corporation to administer the Fund Custody Accounts.

Authorized Persons                                       Specimen Signatures


President:                                               ___________________


Secretary:                                               ___________________


Treasurer:                                               ___________________


Vice  President:                                         ___________________


Adviser Employees:                                       ___________________


                                                         ___________________

Transfer Agent/Fund Accountant
Employees:                                               ___________________


                                                         ___________________


                                                         ___________________


                                                         ___________________


                                                         ___________________

                                    EXHIBIT B


                 U.S. Bank Institutional Trust &Custody Services
                           Standards of Service Guide

                                  August, 2001




     U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for U.S. Bank, N.A. to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, U.S. Bank, N.A. will make every effort to complete all processing on a timely basis.

     U.S. Bank, N.A. is a direct participant of the Depository Corporation Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

     For corporate reorganizations, U.S. Bank, N.A. utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, U.S. Bank, N.A. utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. U.S. Bank, N.A. will not notify clients of optional put opportunities.

     Any securities delivered free to U.S. Bank, N.A., or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank, N.A. standards of service to apply.

     Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.


          The information contained in this Standards of Service Guide is subject to change. Should any changes be made U.S. Bank, N.A. will provide you with an updated copy of its Standards of Service Guide.




                                U.S. Bank, N.A. Security Settlement Standards

Transaction Type                     Instructions Deadlines*                       Delivery Instructions
----------------                     -----------------------                       ----------------------
DTC                                  1:30 P.M. on Settlement Date                  DTC Participant #2803
                                                                                   Agent Bank ID 27895
                                                                                   Institutional #________________
                                                                                   For Account #____________

Federal Reserve Book Entry           12:30 P.M. on Settlement Date                 Federal Reserve Bank of Cleveland
                                                                                   for U.S. Bank, N.A.  ABA# 042000013
                                                                                   CINTI/1050
                                                                                   For Account #_____________

Federal Reserve Book Entry           1:00 P.M. on Settlement Date                  Federal Reserve Bank of Cleveland
(Repurchase Agreement                                                              for U.S. Bank, N.A.   ABA# 042000013
Collateral Only)                                                                   CINTI/1040
                                                                                   For Account #_____________

PTC Securities                       12:00 P.M. on Settlement Date                 Federal Reserve  Bank of Cleveland
(GNMA Book Entry)                                                                  For: Firstar Bank, N.A., Trust
                                                                                   ABA 042-000-013
                                                                                   CINTI/1050
                                                                                   For Account Number:

Physical Securities                  9:30 A.M. EST on Settlement Date              Bank of New York
                                     (for Deliveries, by 4:00 P.M. on              One Wall Street- 3rd Floor - Window A
                                     Settlement Date minus 1)                      New York, NY  10286
                                                                                   For account of U.S. Bank, N.A. / Cust #117612
                                                                                   Attn: Donald Hoover

CEDEL/EURO-CLEAR                     11:00 A..M. on  Settlement Date minus 2       Cedel a/c 55021
                                                                                   FFC: a/c 387000
                                                                                   U.S. Bank, N.A. /Global Omnibus

                                                                                   Euroclear a/c 97816
                                                                                   FFC:  a/c 387000
                                                                                   U.S. Bank, N.A./Global Omnibus


Cash Wire Transfer                   3:00 P.M.                                     U.S. Bank,N.A. Cinti/Trust ABA# 042000013
                                                                                   Credit Account #112950027
                                                                                   Account of U.S Bank, N.A. Trust Services
                                                                                   Further Credit to ___________
                                                                                   Account # _______________

                                   * All times listed are Eastern Standard Time.

                        U.S. Bank, N.A. Payment Standards


Security Type                              Income               Principal
-------------                              ------               ---------

Equities                                   Payable Date

Municipal Bonds*                           Payable Date         Payable Date

Corporate Bonds*                           Payable Date         Payable Date

Federal Reserve Bank Book Entry*           Payable Date         Payable Date

PTC GNMA's (P&I)                           Payable Date + 1     Payable Date + 1

CMOs *
     DTC                                   Payable Date + 1     Payable Date + 1
     Bankers Trust                         Payable Date + 1     Payable Date + 1

SBA Loan Certificates                      When Received        When Received

Unit Investment Trust Certificates*        Payable Date         Payable Date

Certificates of Deposit*                   Payable Date + 1     Payable Date + 1

Limited Partnerships                       When Received        When Received

Foreign Securities                         When Received        When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry       Payable Date         Payable Date
     DTC                                   Payable Date + 1     Payable Date + 1
     Bankers Trust                         Payable Date + 1     Payable Date + 1


     NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.




                           U.S. Bank Corporate Reorganization Standards




                                                                     Deadline for Client
                                                                     Instructions                    Transaction
Type of Action            Notification to Client                     to U.S. Bank, N.A.              Posting
--------------            ----------------------                     ------------------              -----------
Rights, Warrants,         Later of 10 business days prior to         5 business days prior to        Upon receipt
and Optional Mergers      expiration or receipt of notice            expiration

Mandatory Puts with       Later of 10 business days prior to         5 business days prior to        Upon receipt
Option to Retain          expiration or receipt of notice            expiration

Class Actions             10 business days prior to expiration date  5 business days prior to        Upon receipt
                                                                     expiration

Voluntary Tenders,        Later of 10 business days prior to         5 business days prior to        Upon receipt
Exchanges,                expiration or receipt of notice            expiration
and Conversions

Mandatory Puts,           At posting of funds or securities          None                            Upon receipt
Defaults, Liquidations,   received
Bankruptcies, Stock
Splits, Mandatory
Exchanges

Full and Partial Calls    Later of 10 business days prior to         None                            Upon receipt
                          expiration or receipt of notice



NOTE:   Fractional shares/par amounts resulting from any of the above will be sold.



                                    EXHIBIT C

                          US Bank Institutional Custody
                          Domestic Custody Fee Schedule
                                       For
                                Agile Funds, Inc.


US Bank Institutional Custody, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.   Portfolio Transaction Fees:
     ---------------------------
     (a)  For each repurchase agreement transaction                           $ 7.00

     (b)  For each portfolio transaction processed through DTC or Federal
          Reserve - USB affirms each Trade                                    $ 4.00

     (c)  For each portfolio transaction processed through DTC or Federal
          Reserve - Advisor affirms each trade                                $ 3.50

     (d)  For each fund of fund transaction - Advisor initiated               $15.00

     (e)  For each fund of fund transaction - Custodian initiated             $25.00

     (f)  For each portfolio transaction processed through our New York
          custodian                                                           $20.00

     (g)  For each Amortized Security Purchase and sale                       $ 5.00

     (h)  For each Amortized Security Prin/Int Paydown                        $ 5.00

     (i)  For each covered call option/future contract written, exercised
          or expired                                                          $15.00

     (j)  For each Cedel/Euro clear transaction                               $40.00

     (k)  For each Disbursement (Fund expenses only)                          $ 5.00

A transaction is a purchase/sale of a security, free receipt/free delivery
(excludes initial conversion), maturity, tender or exchange:

II.  Market Value Fee
     ----------------

     Based upon an annual rate of:                        Million
     .000075 (3/4 of 1 Basis Point) on First              $100
     .000050 (1/2 of 1 Basis Point) on Next               $100
     .000040 (4/10 of 1Basis Point) on                    Balance

III. Monthly Minimum Fee-Per Fund                                             $300.00
     ----------------------------

IV.  Out-of-Pocket Expenses
     ----------------------

     The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

V.   IRA Documents
     -------------

     Per Shareholder/year to hold each IRA Document                           $ 4.00

VI.  Earnings Credits
     ----------------

     On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated.


o    Other services are available and prices can be supplied upon request

o Real Time Internet Access for the client will be provided at no additional charge

o This fee schedule is quoted based on exclusive utilization of U S Bank Money Market Funds, Commercial Paper, Repurchase Agreements or Fed Discount Notes for investment of short-term cash.



                                    U.S. Bank Institutional Custody
                                      Cash Management Fee Schedule
                                                 For
                                           Agile Funds, Inc.


Services                                             Unit Cost ($)                  Monthly Cost ($)
--------                                             -------------                  ----------------
D.D.A. Account Maintenance                                                                17.00
Deposits                                                  .42
Deposited Items                                           .115
Checks Paid                                               .18
Online Banker                                             .07                             50.00 Module fee
                                                                                          10.00 each acct
ACH Transaction   initiated                               .105
ACH Monthly Maintenance                                                                   40.00
ACH Additions, Deletions, Changes                        6.00
ACH Debits and Credits                                    .10
Deposited Items Returned                                 6.50
NSF Returned Checks                                     29.00
Stop Payments                                           27.50
Data Transmission per account                                                             130.00
Drafts Cleared                                            .18
Lockbox Maintenance                                                                        85.00
Lockbox items Processed                                   .35
Miscellaneous Lockbox items                               .12
Positive Pay                                              .035                             40.00
Invoicing for Service Charge                            25.00
Wires Incoming
      Domestic                                          11.00
      International                                     14.00
Wires Outgoing
      Domestic                                                         International
              Repetitive                                15.00          Repetitive          35.00
              Non-Repetitive                            17.00          Non-Repetitive      40.00
 PC - Initiated Wires:
                                                    Monthly Base Charge                    40.00
      Domestic                                                         International
              Repetitive                                10.00          Repetitive          20.00
              Non-Repetitive                            11.00          Non-Repetitive      25.00



Uncollected Charge -- U.S. Bank Prime Rate as of first of month plus 4% Other available cash management services are priced separately.


Last Updated January 2003